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                                                                    Exhibit 5.1


                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                          New York, New York 10036-6522

                                                              November 22, 2005

US Airways Group, Inc.
111 West Rio Salado Parkway
Tempe, Arizona 85281

Re:      US Airways Group, Inc.
         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to US Airways Group, Inc., a Delaware corporation (the "Company"), and as such have acted as legal counsel for the Company in connection with the Company's filing of a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "Commission"), on the date hereof, (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to the registration of 386,925 warrants (the "Warrants") to purchase the Company's common stock ("Common Stock"), par value $0.01 per share, and the underlying shares of Common Stock (the "Warrant Shares") issuable upon exercise of the Company's Warrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Securities Act").

In rendering the opinion set forth herein, we have examined originals or copies of (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (iii) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect; (iv) the form of the Warrants; and (v) resolutions of the Board of Directors of the Company relating to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that (i) the Warrants and the Warrant Shares have been duly authorized by the Company, and
(ii) when the Warrant Shares have been issued upon exercise of the Warrants and paid for in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.




                                    Very truly yours,



                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP